THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO INVESTOR IN CONNECTION WITH THIS OFFERING OVER THE WEB-BASED PLATFORM MAINTAINED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTERISAITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE INVESTORS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE COMPANY. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THE OFFERING MATERIALS.

BOND PURCHASE AGREEMENT

The following terms constitute a binding agreement (this “Agreement”) between you, as an investor (“Investor,” “you,” or “your”), and the company, Diversification Fund, LLC, a Wyoming limited liability company (the “Company”) for the purchase of Bonds (the “Bonds”) from the Company. This Agreement is comprised of the below terms and the information you complete on the Company’s website at http:// _________________ (the “PIC Site”) relating to your purchase of Bonds pursuant to this Agreement, including, but not limited to, your identity and personal information, contact information and the amount of and lock up period for Bonds you are purchasing (collectively, “Investor Information”), which Investor Information is incorporated herein by reference.

In consideration of the covenants, agreements, representations, and warranties hereinafter set forth, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1. PURCHASE OF BONDS. Subject to the terms and conditions of this Agreement, you agree to purchase the amount of Bonds with the lock up period indicated in the Investor Information.

2. ISSUANCE. Your Bond will be issued upon the Company’s acceptance of this Agreement via its s. Upon such acceptance, your Bond will begin bearing interest at the interest rate stated on the Bond.

3. TERMS OF THE BONDS. The Company is offering demand Bonds with one-year, two-year and three-year lock-up periods. One-year Bonds will earn interest of six percent (6%) per annum. Two-year Bonds will earn interest of 7% per annum. Three-year Bonds will earn interest of eight percent (8%) per annum. Each Bond is payable within thirty (30) days from demand by its holder made following the applicable lock up period Each Bond shall have the other terms and conditions described in the Bond.

 4. INVESTOR COVENANTS AND ACKNOWLEDGEMENTS. You understand and acknowledge the following:

(a)Concurrent with the execution hereof, Investor authorizes the Company to request the purchase amount for the Bonds from Investor’s bank or other financial institution. Investor has transferred funds equal to the purchase amount to the Company concurrently with submitting this Agreement, unless otherwise agreed by the Company.

(b)The Investor agrees to pay the Investor Processing Fee of one percent (1%) of the purchase amount, which fee will not be applied towards the purchase of Bonds but will partially reimburse the Company for fees payable by it as a result of Investor’s purchase of Bonds.

(c)Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

(d)The Company has entered into, and from time to time may enter into, separate bond purchase agreements with other investors for the sale of Bonds to such other investors. The sale of Bonds to such other investors and this sale of the Bonds shall be separate sales and this Agreement and the other bond purchase agreements shall be separate agreements.

(e)The Company may elect at any time to close all or any portion of the securities offering through which the Company is selling Bonds once it has raised the minimum offering amount, on various dates (each a “Closing Date”).

(f)The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 4 and 5 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each and any manager, member, officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor. The representations, warranties and covenants made by Investor herein shall survive the closing or termination of this Agreement.

(a)Investment in the Bonds is highly risky and you may lose all your investment. These are speculative securities. You should purchase these securities only if you can afford a complete loss of your investment. Before purchasing a Bond, you should review the risk disclosures and other terms of the securities offering available in the Company’s Form 1-A Offering Statement on the SEC’s edgar filings database free of charge at http://www.sec.gov, as amended or supplemented. Investor acknowledges it has received and has carefully reviewed all of the Company’s SEC filings filed by the Company since the Company’s Offering Statement was qualified by the SEC and understands the information contained therein.

(g)The Bonds do not represent an ownership interest in any specific assets or their proceeds. You understand that the Bonds are unsecured general obligations of the Company.

(h)You understand that as the Company has a limited operating history, and is in the early stages of development, it faces increased risks, uncertainties, expenses, and difficulties, which could negatively affect your investment.

(i)Please see the Offering Circular and the Company’s other filings with the SEC which are available on its website at www.sec.gov for certain risk disclosures regarding your investment in the Bonds.

(j)Bonds will not be listed on any securities exchange, nor does the Company have plans to establish any kind of trading platform to assist investors who wish to sell their Bonds. There is no public market for the Bonds, and none is expected to develop. Bonds may be subject to transfer restrictions.

(k)Bonds are not assignable or transferable without the written consent of the Company.

(l)The Company will issue the Bonds only in electronic form. Investors will be required to hold their Bonds through the Company’s electronic bond register.

(m)Each Bond will be repayable upon your demand, subject to your selected lock up period, or redeemable by the Company.

(n)Bonds will not restrict the Company’s ability to incur additional indebtedness, including indebtedness secured by the Company’s assets.

(o)You and the Company agree that the Bonds are intended to be indebtedness of the Company for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Bonds for tax, accounting, or other purposes, unless required by law. You further acknowledge that the Bonds will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended. You acknowledge that you are prepared to bear the risk of loss of your entire purchase price for any Bonds you purchase.

5. INVESTOR ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES, AND COVENANTS.

(b)The Investor hereby represents and warrants that the Investor is a “qualified purchaser,” as defined in Regulation A under the Securities Act, meaning Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto, or the Subscription Amount does not represent more than ten percent (10%) of the greater of Investor’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net worth at fiscal year-end (for non-natural persons), with net worth calculated in the same manner as for accredited investors under Rule 501 of Regulation D under the Securities Act.

(c)You further represent and warrant to the Company, as of the date of this Agreement and as of any date that you commit to purchase Bonds that: (i) you have the power to enter into and perform your obligations under this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by you and (iii) in connection with this Agreement, you have complied in all material respects with application federal, state and local laws.

(d)The information provided by you to the Company via this Agreement or otherwise is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

(e)Investor, if an individual, is over 18 years of age (or older if required by Investor’s state in order to purchase securities), and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, the Investor has its principal place of business at the address set forth on the signature page.

(f)If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Bonds or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Bonds, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Bonds. Investor’s subscription and payment for and continued beneficial ownership of the Bonds will not violate any applicable securities or other laws of Investor’s jurisdiction.

(g)Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

(h)Except as set forth in this Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee or affiliate thereof.

(i)Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Bonds.

(j)Investor is not making this purchase of Bonds in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(k)Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment

(l)Investor further represents, warrant and covenant that if Investor elects to have interest on the Bonds paid monthly, and Investor is an IRA, that Investor consents to the Company changing the election, in the Company’s sole discretion, such that interest is compounded monthly until repayment of the Bonds rather than paid monthly, immediately upon delivering written notice of such change to Investor.

(m)If the Investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Company or its affiliates in making its decision to invest in the Bonds issued by the Company.

(n)Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Investor is subject.

(o)It is understood that this Agreement is irrevocable by Investor but is not binding on the Company until accepted by the Company by signature of its authorized representative on the acceptance page hereto. The Company may accept or reject this purchase of Bonds in whole or in part. In the event of rejection of this purchase in its entirety, or in the event the sale of the Bonds (or any portion thereof) to Investor is not consummated for any reason, this Agreement shall have no force or effect with respect to the rejected purchase (or portion thereof), except for Section 4(d) hereof, which shall remain in force and effect.

(p)The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

(q)Investor represents and warrants that (i) the Bonds are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Bonds are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC; and (iv) the Investor is not a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure. The lists of the Office of Foreign Assets Control (“OFAC”)OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

6. THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to you, as of the date of this Agreement and as of any date that you commit to purchase Bonds, that: (a) it is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Wyoming and has the requisite corporate power to enter into and perform its obligations under this Agreement; (b) this Agreement has been duly authorized, executed, and delivered by the Company; (c) the Bonds have been duly authorized and, following payment of the purchase price by you and electronic execution, authentication, and delivery to you, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, or other laws; and (d) the Company has complied in all material respects with applicable federal, state, and local laws in connection with the offer and sale of the Bonds.

7. NO ADVISORY RELATIONSHIP. YOU ACKNOWLEDGE AND AGREE THAT THE PURCHASE AND SALE OF THE BONDS PURSUANT TO THIS AGREEMENT IS AN ARMS-LENGTH TRANSACTION BETWEEN YOU AND THE COMPANY. THE COMPANY IS NOT AN INVESTMENT ADVISER OR BROKER/DEALER IN CONNECTION WITH THE PURCHASE AND SALE OF THE BONDS, THE COMPANY IS NOT ACTING AS YOUR AGENT OR FIDUCIARY. THE COMPANY ASSUMES NO ADVISORY OR FIDUCIARY RESPONSIBILITY IN YOUR FAVOR IN CONNECTION WITH THE PURCHASE AND SALE OF THE BONDS. THE COMPANY HAS NOT PROVIDED YOU WITH ANY LEGAL, ACCOUNTING, REGULATORY, INVESTMENT OR TAX ADVICE WITH RESPECT TO THE BONDS. YOU HAVE CONSULTED YOUR OWN LEGAL, ACCOUNTING, REGULATORY, INVESTMENT AND/OR TAX ADVISORS TO THE EXTENT YOU HAVE DEEMED APPROPRIATE.

8. LIMITATIONS ON DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE, OR LOCAL TAX LIABILITY OF THE OTHER.

9. FURTHER ASSURANCES. The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

10. CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES. You consent to transact business with the Company online and electronically. As part of doing business with the Company, therefore, the Company also needs you to consent to the Company giving you certain disclosures electronically, either via the PIC Site or to the email address you provide to the Company. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to you or the Company’s rights, obligations, or services under this Agreement (each, a “Disclosure”). The decision to do business with the Company electronically is yours. This document informs you of your rights concerning Disclosures.

You will keep the Company informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify the Company of the change by sending an email to _________________ ..com. You also agree to update your registered residence address and telephone number on the PIC Site if they change.

You will print a copy of this Agreement for your records. You agree and acknowledge that you can access, receive, and retain all Disclosures electronically sent via email or posted on the PIC Site.

11. NOTICES. All notices, requests, demands, required disclosures, and other communications to you from the Company will be transmitted to you only by email to the email address you have registered on the PIC Site or will be posted on the PIC Site, and shall be deemed to have been duly given and effective upon transmission or posting. If your registered email address changes, you must notify the Company promptly. You also agree to promptly update your registered residence/mailing address on the PIC Site if you change your residence. You shall send all notices or other communications required to be given hereunder to the Company via email at ____________ ..com or in writing to the Company Diversification Fund, LLC at 245 Laurel Rd. Lexington, SC 29073.

12. MISCELLANEOUS.

(a)All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)All section headings herein are inserted for convenience only and do not modify or affect the meaning, construction, or interpretation of any of the provisions of this Agreement.

(c)This Agreement is not transferable or assignable by Investor without the prior written consent of the Company.

(d)The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(e)By signing this Agreement, you acknowledge that you have reviewed and agree to be bound by the privacy policy and terms of conditions of the PIC Site.

(f)None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(g)The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(h)This Agreement and the Bond constitute the entire agreement between the Investor and the Company with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, communications, promises, and proposals, and understandings whether oral, written, or electronic , if any, relating to the subject matter hereof.  If there is disagreement between the terms of this Agreement and the terms of the Bonds, the terms of the Bonds shall prevail.

(i)The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(j)This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k)No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13. NOTICE OF DISPUTE RESOLUTION BY BINDING ARBITRATION AND CLASS ACTION/CLASS ARBITRATION WAIVER.

(a) IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST THE COMPANY THAT THE COMPANY IS UNABLE TO RESOLVE TO YOUR SATISFACTION AND THAT CAN NOT BE RESOLVED THROUGH MEDIATION, YOU AND the Company AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND THE COMPANY ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION. THE ARBITRATION PROVISION AND THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE ARBITRATION, CLASS ACTION WAIVER AND JURY WAIVER PROVISIONS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

(b) “Claim” shall mean any dispute or controversy arising out of or relating to this Agreement, your use of the PIC Site, and/or the transactions, activities, or relationships that involve, lead to, or result from any of the foregoing. Claims include breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief, as well as claims relating to loan servicing, credit/collections, and securities matters, regardless of the originating source (common law, statute, constitution, regulation, etc.). Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs, or beneficiaries.

(c) If a Claim arises and such Claim cannot be settled through direct discussions, the parties hereto agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association (the “AAA”) under its Commercial Mediation Procedures before resorting to arbitration pursuant to this Section 13.

(d) Any unresolved Claim shall be settled by binding arbitration as the sole and exclusive forum and remedy for resolution of a Claim between you and the Company. The Party initiating arbitration shall do so with the AAA. The procedure shall be governed by the AAA Commercial Arbitration Rules, and the parties stipulate that the laws of the State of Wyoming shall apply, without regard to conflict-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in Lexington County, South Carolina, within the U.S. District Court for the District of South Carolina, or in such location as agreed upon by the parties. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed.

Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(d) Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator’s rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party’s attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that your claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), the Company shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed by you.

(e) If the amount in controversy exceeds $50,000, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within thirty (30) days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator’s findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(f) The parties agree that this Arbitration Provision is made pursuant to a transaction between you and the Company that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of the State of Wyoming, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

(g) IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO THE COMPANY, 245 LAUREL RD. LEXINGTON, SC 29073, THAT IS RECEIVED AT THIS ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOUR MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G. FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN THIRTY (30) DAYS, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

(h) NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. Unless consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration.

(i) This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any Bond which you own, or any amounts owed on such Bonds, to any other person or entity. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in Sections 13(a) and 13(h) is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Provision shall be null and void.

(j) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARITIES HERETO WAIVE A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION IN ANY LITIGATION RELATING TO THIS AGREEMENT, OR ANY OTHER AGREEMENTS RELATED THERTO. NOTWITHSTANDING THE FOREGOING SENTENCE, THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

14. INDEMNIFICATION BY BONDHOLDER. YOU AGREE TO INDEMNIFY, DEFEND (WITH COUNSEL SATISFACTORY TO THE COMPANY AND HOLD HARMLESS THE COMPANY AGAINST ANY LOSS, LIAIBILTY, CLAIM OR EXPENSE, INCLUDING ATTORNEY’S FEES, THAT THE COMPANY MAY INCUR AS A RESULT OF (A) ANY MISREPRESENTATION OR BREACH OF COVENANT BY YOU HEREIN OR IN ANY OTHER DOCUMENT FURNISHED BY YOU IN CONNECTION WITH THIS AGREEMENT OR YOUR PURCHASE OF BONDS OR (B) ANY ACTION FOR SECURITIES LAW VIOLATIONS INSTITUTED BY YOU WHICH IS FINALLY RESOLVED BY JUDGMENT AGAINST YOU.

HEREOF AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS COMMUNICATIONS, PROMISES AND PROPOSALS, WHETHER ORAL, WRITTEN OR ELECTRONIC, BETWEEN US. IF THERE IS A DISCREPANCY BETWEEN THE TERMS OF THIS AGREEMENT AND THE TERMS OF THE BONDS, THE TERMS OF THE BONDS SHALL PREVAIL.

[signatures follow on next page]

Agreed and Accepted by:

INVESTOR:

By:

Name:

Title:

THE COMPANY: DIVERSIFICATION FUND, LLC

By:

Name:

Title: